Deloitte & Touche LLP
University Square
117 Campus Drive
Princeton, New Jersey 08540
Telephone:  (609) 520-2300
Facsimile:    (609) 520-2413


March 19, 1998


Hyperion Capital Management, Inc.
One Liberty Plaza
165 Broadway, 36th Floor
New York, NY 10006-1404

Attention:  Mr. Kenneth C. Weiss

Dear Sirs:

This is to confirm that the client-auditor relationship between Hyperion 1999 Term Trust, Inc. and Deloitte &
Touche LLP has ceased.

Yours truly,

/s/ Deloitte & Touche LLP






cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 5th Street, N.W.
         Washington, D.C. 20549